Exhibit (h)(4)(xxvii)

AMENDMENT NO. 9

SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 9, dated as of May 1, 2017 (“Amendment No. 9”), to the Second Amended and Restated Participation Agreement, dated as of May 23, 2012, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.	Name Changes: The following Portfolio names shall be changed as follows:

Current Name	New Name
All Asset Moderate Growth-Alt 15	1290 VT DoubleLine Dynamic Allocation
AXA Natural Resources	1290 VT Natural Resources
AXA Real Estate	1290 VT Real Estate
AXA SmartBeta Equity	1290 VT SmartBeta Equity
AXA/DoubleLine Opportunistic Core Plus Bond	1290 VT DoubleLine Opportunistic Bond
AXA/Horizon Small Cap Value	1290 VT Small Cap Value
AXA/Lord Abbett Micro Cap	1290 VT Micro Cap
EQ/Boston Advisors Equity Income	1290 VT Equity Income
EQ/Convertible Securities	1290 VT Convertible Securities
EQ/Energy ETF	1290 VT Energy
EQ/GAMCO Mergers and Acquisitions	1290 VT GAMCO Mergers & Acquisitions
EQ/GAMCO Small Company Value	1290 VT GAMCO Small Company Value
EQ/High Yield Bond	1290 VT High Yield Bond
EQ/Low Volatility Global ETF	1290 VT Low Volatility Global Equity

2.	Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust on behalf of which the Trust is entering into the Agreement, is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 9 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Name: Brian Walsh Title: Chief Financial Officer and Treasurer		Name: Steven M. Joenk Title: Managing Director

AXA DISTRIBUTORS, LLC		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Winikoff	By:	/s/ Michal Levy
	Name: Brian Winikoff Title: Chairman, Chief Executive Officer and Chief Retirement Savings Officer		Name: Michal Levy Title: Senior Vice President and Chief Operating Officer

SCHEDULE B

AMENDMENT NO. 9

SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT

1290 VT Convertible Securities Portfolio (fka, EQ/Convertible Securities Portfolio)

1290 VT DoubleLine Dynamic Allocation Portfolio (fka, All Asset Moderate Growth – Alt 15 Portfolio)

1290 VT DoubleLine Opportunistic Bond Portfolio (fka, AXA/DoubleLine Opportunistic Core Plus Bond Portfolio)

1290 VT Energy Portfolio (fka, EQ/Energy ETF Portfolio)

1290 VT Equity Income Portfolio (fka, EQ/Boston Advisors Equity Income Portfolio)

1290 VT GAMCO Mergers & Acquisitions Portfolio (fka, EQ/GAMCO Mergers and Acquisitions Portfolio)

1290 VT GAMCO Small Company Value Portfolio (fka, EQ/GAMCO Small Company Value Portfolio)

1290 VT High Yield Bond Portfolio (fka, EQ/High Yield Bond Portfolio)

1290 VT Low Volatility Global Equity

Portfolio (fka, EQ/Low Volatility Global

ETF Portfolio)

1290 VT Micro Cap Portfolio (fka, AXA/Lord Abbett Micro Cap Portfolio)

1290 VT Natural Resources Portfolio

(fka, AXA Natural Resources Portfolio)

1290 VT Real Estate Portfolio (fka, AXA Real Estate Portfolio)

1290 VT Small Cap Value Portfolio (fka, AXA/Horizon Small Cap Value Portfolio)

1290 VT SmartBeta Equity Portfolio (fka, AXA SmartBeta Equity Portfolio)

1290 VT Socially Responsible Portfolio

All Asset Aggressive – Alt 25 Portfolio

All Asset Aggressive – Alt 50 Portfolio

All Asset Aggressive – Alt 75 Portfolio

All Asset Growth – Alt 20 Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

AXA 2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio

AXA Aggressive Strategy Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Global Equity Managed Volatility Portfolio

AXA Growth Strategy Portfolio

AXA International Core Managed Volatility Portfolio

AXA International Managed Volatility Portfolio

AXA International Value Managed Volatility Portfolio

AXA Large Cap Core Managed Volatility Portfolio

AXA Large Cap Growth Managed Volatility Portfolio

AXA Large Cap Value Managed Volatility Portfolio

AXA Mid Cap Value Managed Volatility Portfolio

AXA Moderate Growth Strategy Portfolio

AXA/AB Dynamic Growth Portfolio

AXA/AB Dynamic Moderate Growth Portfolio

AXA/AB Short Duration Government Bond Portfolio

AXA/AB Small Cap Growth Portfolio

AXA/ClearBridge Large Cap Growth Portfolio

AXA/Franklin Balanced Managed Volatility Portfolio

AXA/Franklin Small Cap Value Managed Volatility Portfolio

AXA/Franklin Templeton Allocation Managed Volatility Portfolio

AXA/Goldman Sachs Strategic Allocation Portfolio

AXA/Invesco Strategic Allocation Portfolio

AXA/Janus Enterprise Portfolio

AXA/Legg Mason Strategic Allocation Portfolio

AXA/Loomis Sayles Growth Portfolio

AXA/Morgan Stanley Small Cap Growth Portfolio

AXA/Mutual Large Cap Equity Managed Volatility Portfolio

AXA/Pacific Global Small Cap Value Portfolio

AXA/Templeton Global Equity Managed Volatility Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Equity Index Portfolio

EQ/Invesco Comstock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/MFS International Growth Portfolio

EQ/Mid Cap Index Portfolio

EQ/Money Market Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/UBS Growth and Income Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio